UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 8, 2014

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 8, 2014, the Annual Meeting of Stockholders of Heartland Express, Inc. (the "Company") was held, at which meeting six (6) directors were elected to serve as the Board of Directors until the 2015 Annual Meeting of Stockholders, the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014 was ratified, and compensation of named executive officers of the Company was ratified.

The voting tabulation on the election of directors was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-votes
Michael J. Gerdin	77,234,767	1,271,358	2,577,825
Dr. Benjamin J. Allen	78,447,435	58,690	2,577,825
Lawrence D. Crouse	78,448,704	57,421	2,577,825
James G. Pratt	78,492,574	13,551	2,577,825
Dr. Tahira K. Hira	76,194,561	2,311,564	2,577,825
Larry J. Gordon	78,445,663	60,462	2,577,825

The voting tabulation on the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014 was as follow:

For	Against	Abstain
80,961,204	98,180	24,566

The voting tabulation on the non-binding advisory vote on the Company's named executive officer compensation was as follows:

For	Against	Abstain	Broker Non-votes
77,864,513	627,842	13,770	2,577,825

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	May 9, 2014	By: /s/ John P. Cosaert
John P. Cosaert
Executive Vice President - Finance,
Chief Financial Officer and Treasurer